EXHIBIT 3.5

                                  BY-LAWS
                                    OF
                          STAR TECHNOLOGIES, INC.
                         (a Delaware corporation)





  As Amended and Restated on February 24, 1994, and as further amended on
                              August 22, 1996

                                AMENDMENTS


Article            Effect of Amendment            Date of Amendment

3;  3.2.1  Deletion of references to a Director   August 22, 1996
           elected by the holders of Series B
           Senior Preferred Stock and Series C
           Senior Preferred Stock

3;  3.13   Modify the provisions relating to      August 22, 1996
           removal of Directors

3;  3.14   Deletion of references to the right    August 22, 1996
           of the holders of the Series B Senior
           Preferred Stock and Series C Senior
           Preferred Stock to fill vacancies
           on the Board

                                 CONTENTS


ARTICLE 1.        OFFICES . . . . . . . . . . . . . . . . . . . .    1

ARTICLE 2.        STOCKHOLDERS. . . . . . . . . . . . . . . . . .    1

             2.1  Annual Meeting; Procedures Governing Business of Annual
                   Meeting. . . . . . . . . . . . . . . . . . . .    1

                   2.1.1    Annual Meeting. . . . . . . . . . . .    1
                   2.1.2    Procedures Governing Business of Annual
                            Meeting.. . . . . . . . . . . . . . .    1

             2.2  Special Meetings. . . . . . . . . . . . . . . .    2
             2.3  Place of Meeting. . . . . . . . . . . . . . . .    2
             2.4  Notice of Meeting.. . . . . . . . . . . . . . .    2
             2.5  Waiver of Notice. . . . . . . . . . . . . . . .    3

                   2.5.1    Written Waiver. . . . . . . . . . . .    3
                   2.5.2    Waiver by Attendance. . . . . . . . .    3

             2.6  Fixing of Record Date for Determining Stockholders.3

                   2.6.1    Record Date for Meetings of Stockholders and
                            Adjournments. . . . . . . . . . . . .    3
                   2.6.2    Record Date for Stockholder Consent to
                            Corporate Action without a Meeting. .    4
                   2.6.3    Record Date for Dividends and Distributions or
                            for any other Purpose or Action.. . .    4

             2.7  Voting List.. . . . . . . . . . . . . . . . . .    4
             2.8  Quorum. . . . . . . . . . . . . . . . . . . . .    5
             2.9  Manner of Acting. . . . . . . . . . . . . . . .    5
             2.10 Proxies.. . . . . . . . . . . . . . . . . . . .    5
             2.11 Voting of Shares. . . . . . . . . . . . . . . .    5
             2.12 Action by Stockholders without a Meeting. . . .    5

ARTICLE 3.        BOARD OF DIRECTORS. . . . . . . . . . . . . . .    6

             3.1  General Powers. . . . . . . . . . . . . . . . .    6
             3.2  Number and Tenure; Procedure for Nomination.. .    6

                   3.2.1    Number and Tenure.. . . . . . . . . .    6
                   3.2.2    Procedure for Nomination. . . . . . .    6

             3.3  Annual and Regular Meetings.. . . . . . . . . .    7
             3.4  Special Meetings. . . . . . . . . . . . . . . .    8
             3.5  Meetings by Telephone.. . . . . . . . . . . . .    8
             3.6  Notice of Special Meetings. . . . . . . . . . .    8

                   3.6.1    Delivery by Personal Service. . . . .    8
                   3.6.2    Delivery by Mail. . . . . . . . . . .    8
                   3.6.3    Delivery by Telegraph.. . . . . . . .    8

             3.7  Waiver of Notice. . . . . . . . . . . . . . . .    8

                   3.7.1    Written Waiver. . . . . . . . . . . .    8
                   3.7.2    Waiver by Attendance. . . . . . . . .    9

             3.8  Quorum. . . . . . . . . . . . . . . . . . . . .    9
             3.9  Manner of Acting. . . . . . . . . . . . . . . .    9
             3.10 Presumption of Assent.. . . . . . . . . . . . .    9
             3.11 Action by Board or Committee without a Meeting.    9
             3.12 Resignation.. . . . . . . . . . . . . . . . . .    9
             3.13 Removal.. . . . . . . . . . . . . . . . . . . .   10
             3.14 Vacancies . . . . . . . . . . . . . . . . . . .   10
             3.15 Executive and other Committees. . . . . . . . .   10

                   3.15.1   Standing or Temporary Committees. . .   10
                   3.15.2   Executive Committee.. . . . . . . . .   11
                   3.15.3   Minutes of Meetings.. . . . . . . . .   11
                   3.15.4   Resignation.. . . . . . . . . . . . .   11
                   3.15.5   Removal.. . . . . . . . . . . . . . .   11

             3.16 Compensation. . . . . . . . . . . . . . . . . .   11

ARTICLE 4.        OFFICERS. . . . . . . . . . . . . . . . . . . .   12

             4.1  Number. . . . . . . . . . . . . . . . . . . . .   12
             4.2  Election and Term of Office.. . . . . . . . . .   12
             4.3  Resignation.. . . . . . . . . . . . . . . . . .   12
             4.4  Removal.. . . . . . . . . . . . . . . . . . . .   12
             4.5  Vacancies.. . . . . . . . . . . . . . . . . . .   13

             4.6  Chairman of the Board.. . . . . . . . . . . . .   13
             4.7  President.. . . . . . . . . . . . . . . . . . .   13
             4.8  Vice Presidents.. . . . . . . . . . . . . . . .   13
             4.9  Secretary.. . . . . . . . . . . . . . . . . . .   14
             4.10 Salaries. . . . . . . . . . . . . . . . . . . .   14

ARTICLE 5.        CONTRACTS, LOANS, CHECKS AND DEPOSITS . . . . .   14

             5.1  Contracts.. . . . . . . . . . . . . . . . . . .   14
             5.2  Loans.. . . . . . . . . . . . . . . . . . . . .   14
             5.3  Checks, Drafts, Etc.. . . . . . . . . . . . . .   14
             5.4  Deposits. . . . . . . . . . . . . . . . . . . .   15

ARTICLE 6.        CERTIFICATES FOR SHARES AND THEIR TRANSFER. . .   15

             6.1  Issuance of Shares. . . . . . . . . . . . . . .   15
             6.2  Certificates for Shares.. . . . . . . . . . . .   15
             6.3  Transfer Agents and Registrars. . . . . . . . .   15
             6.4  Restriction on Transfer.. . . . . . . . . . . .   15
             6.5  Transfer of Shares. . . . . . . . . . . . . . .   16
             6.6  Lost or Destroyed Certificates. . . . . . . . .   16

ARTICLE 7.        BOOKS AND RECORDS . . . . . . . . . . . . . . .   16

ARTICLE 8.        FISCAL YEAR . . . . . . . . . . . . . . . . . .   17

ARTICLE 9.        SEAL  . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE 10.       INDEMNIFICATION . . . . . . . . . . . . . . . .   17

ARTICLE 11.       AMENDMENTS. . . . . . . . . . . . . . . . . . .   17

                                  BY-LAWS
                                    OF
                          STAR TECHNOLOGIES, INC.

                         ARTICLE 1.     OFFICES

     The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

                       ARTICLE 2.    STOCKHOLDERS

     2.1  Annual Meeting; Procedures Governing Business of Annual
          Meeting.

          2.1.1    Annual Meeting.

     The annual meeting of the stockholders for the purpose of electing Directors and transacting such other business as may properly come before the meeting shall be held annually on the second Tuesday in July, or on such other day as shall be fixed by resolution of the Board of Directors. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day.

          2.1.2    Procedures Governing Business of Annual
                   Meeting.

     Only such business shall be conducted at an annual meeting of the stockholders as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal office of the corporation not less than sixty days nor more than ninety days prior to the meeting; provided, that in the event that less than seventy days' notice of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed. A stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the language of the proposal, if appropriate, and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) a representation that the stockholder is entitled to vote at such meeting and a statement of the class and number of shares of the corporation which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) a representation that the stockholder intends to appear in person or by proxy at the meeting to present the business specified in the notice. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.1.2. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.1.2, and, if he or she should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     2.2    Special Meetings.

     The Chairman of the Board, the President, the Board, or the holders of not less than one-quarter of all the outstanding shares of the corporation entitled to vote at the meeting, may call special meetings of the stockholders for any purpose. Only such business shall be conducted at a special meeting as shall have been stated in the notice of the meeting as the purpose or purposes of the meeting.

     2.3    Place of Meeting.

     All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or by a waiver of notice signed by all of the stockholders entitled to vote at the meeting.

     2.4    Notice of Meeting.

     The Chairman of the Board, the President, the Secretary or the Board shall cause to be delivered to each stockholder entitled to vote at the annual meeting of stockholders either personally or by mail, not less than ten nor more than sixty days before the annual meeting, written notice stating the place, day and hour of the meeting. The Chairman of the Board, the President, the Board or the stockholders calling a special meeting of stockholders as provided in Section 2.2 of these By-Laws shall cause to be delivered to each stockholder entitled to vote at such special meeting, either personally or by mail, not less than thirty nor more than sixty days before such special meeting, written notice stating the place, day and hour of the meeting and the purpose or purposes for which such special meeting is called.
If such notice is mailed, it shall be deemed to be delivered when deposited with postage prepaid in the official government mail properly addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation. If a meeting of stockholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken; provided, that if the adjournment is for more than thirty days or, if, after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     2.5    Waiver of Notice.

            2.5.1    Written Waiver.

     Whenever any notice is required to be given to any stockholder under the provisions of these By-Laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

            2.5.2    Waiver by Attendance.

     The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     2.6    Fixing of Record Date for Determining Stockholders.

     For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board may fix in advance a date as the record date for any such determination, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Any determination to be made on any record date shall be made at the close of business of such record date.

            2.6.1    Record Date for Meetings of Stockholders and
                     Adjournments.

     In the case of an annual meeting of stockholders, the record date shall be not more than sixty days and not less than ten days prior to the date of such annual meeting. In the case of a special meeting of stockholders, the record date shall be not more than sixty days and not less than thirty days prior to the date of such special meeting. Such record dates shall apply to any adjournments of such annual or special meetings of stockholders unless the Board, in its sole discretion, shall determine to fix a new record date for any such adjournment.

            2.6.2    Record Date for Stockholder Consent to
                     Corporate Action without a Meeting.

     If the Board shall seek the consent of the stockholders to any corporate action without a meeting of stockholders, the Board shall fix a record date not more than sixty days and not less than ten days prior to the date of the Board's solicitation of such consents. If no record date has been so fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the Board and prior action by the Board is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the day on which the Board adopts the resolution taking such prior action. For purposes of this
Section 2.6.2, delivery to the corporation shall be effected by delivery to its principal office by hand or by certified or registered mail, return receipt requested.

            2.6.3    Record Date for Dividends and
                     Distributions or for any other Purpose or Action.

     In the case of a dividend or distribution payable to the stockholders, or for any other purpose or action, the record date shall be not more than sixty days prior to the payment of such dividend or distribution or the taking of such action; provided, that if the Board does not set a record date, the record date shall be the day the Board adopts the resolution authorizing the payment of such dividend or distribution or the taking of such action.

     2.7    Voting List.

     At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be kept open at such meeting for the inspection of any stockholder and shall also be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

     2.8    Quorum.

     A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.9    Manner of Acting.

     If a quorum is present, the affirmative vote of the majority of the shares present at the meeting in person or by proxy and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-Laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware.

     2.10   Proxies.

     A stockholder may vote by proxy executed in writing by the stockholder or by his or her attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting or before the delivery to the corporation of a stockholder's written consent to corporate action, as the case may be. A proxy shall become invalid three years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof.

     2.11   Voting of Shares.

     The holders of the capital stock of the corporation shall have the right to vote their shares as provided in Article 4 of the Certificate of Incorporation.

     2.12   Action by Stockholders without a Meeting.

     Any action which could be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest-dated consent delivered to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation. Any such written consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            ARTICLE 3.   BOARD OF DIRECTORS

     3.1  General Powers.

     The business and affairs of the corporation shall be managed by the Board.

     3.2    Number and Tenure; Procedure for Nomination.

            3.2.1    Number and Tenure.

     The Board shall be composed of no less than five and no more than eleven Directors, the specific number to be set by resolution of the Board; provided, that the Board may be composed of less than five Directors until vacancies are filled. The Board shall be divided into three classes, with said classes to be as equal in number as may be possible. At each annual meeting of stockholders, a Director whose term expires on that date and who has been duly nominated shall be elected to a term of office of three years or such lesser term as the Board shall determine to be necessary to cause said classes to be as equal in number as may be possible, and each Director shall serve for the term he or she was elected, or until his or her successor shall have been duly nominated, elected and qualified, or until his or her death, resignation or removal from office.

            3.2.2    Procedure for Nomination.

     Only persons who are nominated in accordance with the procedures set forth in this Section 3.2.2 shall be eligible for election as Directors by the stockholders. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedure set forth in this
Section 3.2.2. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive office of the corporation not less than sixty days nor more than ninety days prior to the meeting; provided, that in the event that less than seventy days' notice of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the class and number of shares of the corporation that are beneficially owned by such stockholder and (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to make the nomination specified in the notice. At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination.
No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.2.2. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     3.3    Annual and Regular Meetings.

     An annual Board meeting shall be held without notice as soon as practicable after the annual meeting of stockholders at the principal office of the corporation or at such other time or place as shall be determined by the Board. By resolution, the Board may specify the time and place either within or without the State of Delaware for holding regular meetings without other notice than such resolution.

     3.4    Special Meetings.

     Special Board meetings may be called by or at the request of the Chairman of the Board, the President, the Secretary or any two Directors. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board meeting called by them.

     3.5    Meetings by Telephone.

     Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     3.6    Notice of Special Meetings.

     Notice of a special Board meeting shall be given to a Director in writing delivered to the Director at his or her address shown on the records of the corporation. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

            3.6.1    Delivery by Personal Service.

     If delivery is by personal service, the notice shall be effective if delivered at such address at least two days before the meeting.

            3.6.2    Delivery by Mail.

     If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed with postage prepaid at least three days before the meeting.

            3.6.3    Delivery by Telegraph.

     If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least two days before the meeting.

     3.7    Waiver of Notice.

            3.7.1    Written Waiver.

     Whenever any notice is required to be given to any Director under the provisions of these By-Laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the waiver of notice of such meeting.

            3.7.2    Waiver by Attendance.

     The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     3.8    Quorum.

     A majority of the total number of Directors shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     3.9    Manner of Acting.

     The act of the majority of the Directors present at a meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these By-Laws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware.

     3.10   Presumption of Assent.

     A Director present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

     3.11   Action by Board or Committee without a Meeting.

     Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

     3.12   Resignation.

     Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.13   Removal.

     Any Director may be removed with or without cause by the holders of not less than two-thirds of the outstanding shares present at a meeting and entitled to vote at an election of Directors.

     3.14   Vacancies

     Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office or such lesser term as the Board shall determine to be necessary to cause the classes of the Board to be as equal in number as may be possible, or, if such vacancy exists by reason of an increase in the number of Directors, for a term of office continuing only until the next election of the class for which such Director shall have been chosen and until his or her successor shall be elected and qualify.

     3.15   Executive and other Committees.

            3.15.1   Standing or Temporary Committees.

     The Board may, by resolution passed by a majority of the whole Board, appoint standing or temporary committees, each committee to consist of one or more Directors of the corporation, and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board and by applicable law. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

            3.15.2   Executive Committee.

     An Executive Committee shall have and may exercise all of the authority of the Board, except that no such committee shall have the authority to: (1) declare dividends or distributions, except at a rate or in periodic amount determined by the Board, (2) approve or recommend to stockholders actions or proposals required by the General Corporation Law of the State of Delaware to be approved by stockholders, (3) fill vacancies on the Board or any committee thereof, (4) amend these By-Laws, (5) authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board, (6) fix compensation of any Director for serving on the Board or on any committee, (7) approve a plan of merger, consolidation, or exchange of shares not requiring stockholder approval, (8) reduce earned or capital surplus, or
(9) appoint other committees of the Board or members thereof.

            3.15.3   Minutes of Meetings.

     All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

            3.15.4   Resignation.

     Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of such Committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            3.15.5   Removal.

     The Board may remove from office any member of any committee elected or appointed by it or by an Executive Committee, but only by the affirmative vote of not less than a majority of the whole Board.

     3.16   Compensation.

     By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting or for all or portions of days spent working at the request of the corporation on its affairs, or a fixed sum for attendance at each Board or committee meeting or for all or portions of days spent working at the request of the corporation on its affairs, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                  ARTICLE 4.      OFFICERS

     4.1  Number.

     The officers of the corporation shall be a Chairman of the Board, a President and a Secretary, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate.
The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

     4.2    Election and Term of Office.

     The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns, or is removed, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

     4.3    Resignation.

     Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.4    Removal.

     Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4.5    Vacancies.

     A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board.

     4.6    Chairman of the Board.

     The Chairman of the Board shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and stockholders, and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation. The Chairman of the Board may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant

Treasurer, certificates for shares of the corporation. The Chairman of the Board may sign deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these By-Laws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chairman of the Board shall perform all duties incident to the office of the chief executive officer of a corporation and such other duties as are prescribed by the Board from time to time.

     4.7    President.

     The President shall be the chief operating officer of the corporation unless some other officer is so designated by the Board and, in the event of the death of the Chairman of the Board or his or her inability to act, the President shall perform the duties of the Chairman of the Board, with all the powers and subject to all the restrictions upon the Chairman of the Board. The President may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation. The President shall have, to the extent authorized by the Chairman of the Board or the Board, the same powers as the Chairman of the Board to sign deeds, mortgages, bonds, contracts, or other instruments. The President shall perform such other duties as from time to time may be assigned to him or her by the Chairman of the Board or by the Board.

     4.8    Vice Presidents.

     The Vice Presidents may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to each of them by the Chairman of the Board, the President or by the Board.

     4.9    Secretary.

     The Secretary shall: (a) keep the minutes of meetings of the stockholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and seal of the corporation;
(d) keep registers of the post office address of each stockholder and Director; (e) sign certificates for shares of the corporation;
(f) have general charge of the stock transfer books of the corporation; (g) sign with the President, or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts, or other instruments; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

     4.10   Salaries.

     The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

          ARTICLE 5.   CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1  Contracts.

     The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

     5.2    Loans.

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     5.3    Checks, Drafts, Etc.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

     5.4    Deposits.

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.
            ARTICLE 6.   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1  Issuance of Shares.

     No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

     6.2    Certificates for Shares.

     Certificates representing shares of the corporation shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. If such certificate is countersigned (1) by a Transfer Agent other than the corporation or its employee, or (2) by a Registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, Transfer Agent or Registrar at the date of issue. All certificates shall be consecutively numbered or otherwise identified.

     6.3    Transfer Agents and Registrars.

     The Board may, in its discretion, appoint responsible banks or trust companies in Sterling, Virginia, and in such other city or cities as the Board may deem advisable, from time to time, to act as Transfer Agents and Registrars of the stock of the corporation and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

     6.4    Restriction on Transfer.

     Except to the extent that such certificates represent shares of the corporation that have been registered under the Securities Act of 1933, or unless the corporation has otherwise obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws or unless in any particular transaction or series of transactions the corporation has otherwise adequately provided for transfer restrictions under applicable securities laws, all certificates representing shares of the corporation shall bear a legend, on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face, that shall read substantially as follows:

     "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless
     (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration."

     6.5    Transfer of Shares.

     Shares may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, but no transfer shall affect the right of the corporation to pay any dividend upon the shares to the holder of record thereof or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

     6.6    Lost or Destroyed Certificates.

     In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

                 ARTICLE 7.   BOOKS AND RECORDS

     The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

                   ARTICLE 8.   FISCAL YEAR

     The fiscal year of the corporation shall be the twelve months ending March 31, provided that if a different fiscal year is at any time selected for purposes of federal income taxes, the fiscal year shall be the year so selected.

                      ARTICLE 9.       SEAL

     The seal of the corporation shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

                  ARTICLE 10.  INDEMNIFICATION

     To the full extent permitted by the General Corporation Law of the State of Delaware, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that he or she is or was a Director or officer of the corporation, or is or was serving at the request of the corporation as a Director or officer of another corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; and the Board may, at any time, approve indemnification of any other person which this corporation has the power to indemnify under the General Corporation Law of the State of Delaware. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract or by vote of the Board or the stockholders. The corporation may purchase and maintain indemnification insurance for any person to the extent provided by applicable law.

                   ARTICLE 11.   AMENDMENTS

     These By-Laws may be altered, amended, restated or repealed and new By-Laws may be adopted by the Board at any regular or special meeting of the Board. The stockholders may also make, alter, amend or repeal the By-Laws of the corporation at any annual meeting or at a special meeting, if the substance of such amendment shall be contained in the notice of such meeting of stockholders, or by written consent.

The foregoing By-Laws were adopted by the Board of Directors on February 24, 1994 and amended by the Board of Directors on August 22, 1996.